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                                                                   EXHIBIT 10.24

                            NEWS COMMUNICATIONS, INC.
                        174-15 Horace Harding Expressway
                            Fresh Meadows, NY  11365



                                                  July 29, 1999



Mr. Jerry Finkelstein
10 East 40th Street, Suite 1308
New York, NY

Dear Jerry:

     On behalf of myself personally and everyone else on the board of directors of News Communications, I appreciate your understanding and acceptance of the changes required in order for us to reach the next level in our growth. This letter is intended to confirm the substance of our discussions with respect to your employment with News Communications, Inc. and the options granted to you in connection with your employment and service to us.

     Section 2.1 of your Amended and Restated Employment Agreement with NCI, dated as of October 28, 1986, as amended (the "Employment Agreement"), is amended to reduce your annual salary from $195,000 to $95,000 per annum. In addition, the Board has appointed a committee of Wilbur Ross and Gary Weiss to look into your claims of unreimbursed business expenses and we hope to have this matter resolved as soon as possible. Except as modified by this letter, the Employment Agreement remains in full force and effect.

     This letter also confirms that the Board has granted to you new options to purchase 200,000 shares of NCI's common stock at an exercise price of $2.25 per share. These options will expire on July 28, 2004 and the terms of the options will be formalized by a Grant Letter. In addition, the Board has authorized the extension of each of your 193,333 unexpired options to July 28, 2004 so that they are coterminus with the new options granted to you.
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     We appreciate your understanding in making these changes and we look forward to continuing your long association with us. Please acknowledge your agreement with the foregoing by signing the space provided for your signature below. Upon receipt of your signature, $150,000 will be paid to you as per our understanding.

     This letter supercedes the similar letter to you from News Communications, Inc. dated July 28, 1999.

                                         Very truly yours,

                                         NEWS COMMUNICATIONS, INC.


                                         By:  /s/  Steven Farbman
                                              -------------------
                                              Steven Farbman
                                              President and Chief Executive
                                              Officer

Accepted and agreed to:


/s/  Jerry Finkelstein
----------------------
Jerry Finkelstein